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EXHIBIT 11   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                             EURONET SERVICES INC.
                      COMPTATION OF LOSS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                        THREE MONTHS
                                                            ENDED
                                                       MARCH 31, 1998
                                                       --------------
                                                        (UNAUDITED)

Loss per common share

Weighted average common shares outstanding............     15,133,507
Net Loss .............................................     (3,647,000)
Loss per common share - basic and diluted ............         $(0.24)
                                                           ==========
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